EXHIBIT 24 (b) (4) (b)

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider is part of the contract to which it is attached. Except as stated in this rider, it is subject to all of the provisions contained in the contract.

CONTRACT NUMBER:           [13000000]

ANNUITANT:                 [John Doe]

[JOINT ANNUITANT:          Jane Doe]

RIDER DATE:                [May 1, 2003]

CONTRACT VALUE
ON THE RIDER DATE:         [$10,000]

RIDER FEE PERCENTAGE:      [0.60%]

EXERCISE PERIOD:           [January 1, 2027   -  January 1, 2057]


                                   DEFINITIONS

EXERCISE PERIOD
The period during which you may exercise your rights under this rider. The Exercise Period begins on the later of the [7th] Contract Anniversary following the Rider Date or the Contract Anniversary following the Older Annuitant's 60th birthday. The Exercise Period ends on the Contract Anniversary following the Older Annuitant's 90th birthday.

EXERCISE DATE
The date you elect to begin receiving the Guaranteed Minimum Income Benefit. The Exercise Date must be within 30 days following a Contract Anniversary that occurs during the Exercise Period. The Exercise Date will become the Maturity Date under the contract to which this rider is attached.

OLDER ANNUITANT
The older of the Annuitant and Joint Annuitant, if any, named under this rider, whether alive or not.

RIDER DATE
The date that this rider is added to the contract.


                                     GENERAL

LIMITATIONS AND CONDITIONS
While this rider is in effect, You may not add, change or replace any Annuitant or Joint Annuitant named under this rider and the contract.

GUARANTEED MINIMUM INCOME BENEFIT
The Guaranteed Minimum Income Benefit is the series of monthly fixed annuity payments made under this rider. The monthly fixed annuity payment amount is calculated by multiplying the Guaranteed Annuitization Value on the Exercise Date by the annuity payment option rate found in the provision





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

entitled "GMIB Tables of Annuity Payment Option Rates" for the annuity payment option you elect under this rider.

GUARANTEED ANNUITIZATION VALUE
On and before the Contract Anniversary following the Older Annuitant's 85th birthday, the Guaranteed Annuitization Value is equal to A plus B minus C minus D, or if less, 200% of all premium payments minus the sum of the Guaranteed Annuitization Value Reductions, where:

     A = the Contract Value on the Rider Date accumulated at an effective annual rate (as determined below in the provision entitled "Effective Annual Rate") starting on the Rider Date and ending on the date the Guaranteed Annuitization Value is calculated.

     B = the sum of premium payments made after the Rider Date minus any tax paid, accumulated at an effective annual rate (as determined below in the provision entitled "Effective Annual Rate") starting on the date each premium payment is applied to the contract and ending on the date the Guaranteed Annuitization Value is calculated.

     C = the sum of the Guaranteed Annuitization Value Reductions, accumulated at an effective annual rate (as determined below in the provision entitled "Effective Annual Rate") starting on the date each withdrawal occurs and ending on the date the Guaranteed Annuitization Value is calculated.

     D    = any tax that may be due.

After the Contract Anniversary following the Older Annuitant's 85th birthday, the Guaranteed Annuitization Value is equal to A plus B minus C minus D, or if less, 200% of all premium payments minus the sum of the Guaranteed Annuitization Value Reductions, where:

     A = the Guaranteed Annuitization Value on the Contract Anniversary following the Older Annuitant's 85th birthday.

     B = the sum of premium payments made after the Contract Anniversary following the Older Annuitant's 85th birthday.

     C = the sum of the Guaranteed Annuitization Value Reductions determined for partial withdrawals occurring after the Contract Anniversary following the Older Annuitant's 85th birthday.

     D    = any tax that may be due.

EFFECTIVE ANNUAL RATE
On the Rider Date, We will set the effective annual rate of accumulation to 5%. After the first contract year, this rate may be adjusted based on the value of the Guaranteed Interest Account (GIA) in relation to the total Contract Value as described below.

After the first contract year, We will reset the effective annual rate to 0% if the value of the GIA is greater than 40% of the total Contract Value on any of the following dates:

1. each date We process a premium payment.
2. each date We process a transfer.
3. each date We process a withdrawal.





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Subsequently, We will raise the effective annual rate to 5% if the current effective annual rate is equal to 0% and the value of the GIA is less than or equal to 40% of the total Contract Value on any of the following dates:

1. each date We process a premium payment.
2. each date We process a transfer.
3. each date We process a withdrawal.
4. each Contract Anniversary.

GUARANTEED ANNUITIZATION VALUE REDUCTION
A Guaranteed Annuitization Value Reduction is an amount determined for each withdrawal that occurs on or after the Rider Date. A Guaranteed Annuitization Value Reduction is equal to the Guaranteed Annuitization Value immediately prior to a withdrawal, multiplied by the percentage reduction in Contract Value as a result of the withdrawal.

RIDER FEE
The fee for this rider is equal to the Rider Fee Percentage multiplied by the Guaranteed Annuitization Value on the date the rider fee is deducted. We will deduct the rider fee on each Contract Anniversary this rider is in effect and upon full surrender of the contract. The rider fee will be deducted from the total Contract Value with each Subaccount, GIA and MVA if available bearing a pro rata share of such fee based on the proportionate Contract Value of each Subaccount, GIA and MVA. We will waive the rider fee if the Contract Value on any Contract Anniversary is greater than twice the Guaranteed Annuitization Value.

TERMINATION OF THIS RIDER
You may not terminate this rider by request. This rider will terminate on the first of any of the following events to occur:

1. the 30th day after the last Contract Anniversary that occurs during the Exercise Period;

2. the termination of the contract to which this rider is attached;

3. the date a death benefit becomes payable under the contract to which this rider is attached;

4. the date annuity payments commence under the contract to which this rider is attached; and

5. the death of the last surviving Annuitant or Joint Annuitant named under this rider.

GMIB ANNUITY PAYMENT OPTIONS
Under this rider, You may elect one of the following annuity payment options:

     GMIB OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
     A fixed annuity payable monthly while the Annuitant named under this rider is living or, if later, until the end of the specified period certain. The period certain may be specified as 5 or 10 years. The period certain must be specified on the Exercise Date. If the Annuitant dies prior to the end of the period certain, the remaining period certain annuity payments will continue. No monthly payment, death benefit or refund is payable if the Annuitant dies after the end of the period certain. This option is not available if the life expectancy of the Annuitant is less than the period certain on the Exercise Date.





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     GMIB OPTION B - NON-REFUND LIFE ANNUITY
     A fixed annuity payable monthly while the Annuitant named under this rider is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

     GMIB OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY
     A fixed annuity payable monthly while either the Annuitant or Joint Annuitant named under this rider is living. This option is only available if the Annuitant and Joint Annuitant named under this rider are both alive on the Exercise Date. No monthly payment, death benefit or refund is payable after the death of the surviving Annuitant.

     GMIB OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
     A fixed annuity payable monthly while either the Annuitant or Joint Annuitant named under this rider is living, or if later, the end of 10 years. This option is only available if the Annuitant and Joint Annuitant named under this rider are both alive on the Exercise Date. If the surviving Annuitant dies prior to the end of the 10-year period certain, the remaining period certain annuity payments will continue. No monthly payment, death benefit or refund is payable if the surviving Annuitant dies after the end of the 10-year period certain. This option is not available if the life expectancy of the Older Annuitant is less than 10 years on the Exercise Date.

GMIB TABLES OF ANNUITY PAYMENT OPTION RATES
The amounts shown in these tables represent the monthly fixed annuity payment amount for each $1,000 of the Guaranteed Annuitization Value. These rates are based on the 2000 Individual Annuity Mortality Table, an interest rate of 3% and a 5-year age setback. Amounts for age and sex not shown will be calculated on the same basis and provided upon request. The term "age" as used in these tables refers to the actual age of the living Annuitant and Joint Annuitant, if any, on the Exercise Date.

    GMIB OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN

------------------------------------------------------------------
    AGE           5 YEARS CERTAIN           10 YEARS CERTAIN
------------ ------------ ------------- ------------ -------------
                MALE         FEMALE        MALE         FEMALE
------------ ------------ ------------- ------------ -------------
    60         $4.55         $4.22        $4.51         $4.20
------------ ------------ ------------- ------------ -------------
    65          5.09          4.68         5.00          4.63
------------ ------------ ------------- ------------ -------------
    70          5.82          5.29         5.64          5.20
------------ ------------ ------------- ------------ -------------
    75          6.81          6.14         6.42          5.93
------------ ------------ ------------- ------------ -------------
    80          8.10          7.35         7.29          6.86
------------ ------------ ------------- ------------ -------------
    85          9.75          9.01         8.16          7.87
------------ ------------ ------------- ------------ -------------
    90          11.68        11.15         8.85          8.73
------------------------------------------------------------------




 GMIB OPTION B - NON-REFUND LIFE ANNUITY

-----------------------------------------
     AGE           MALE        FEMALE
--------------- ------------ ------------
      60          $4.57        $4.23
--------------- ------------ ------------
      65           5.12         4.69
--------------- ------------ ------------
      70           5.88         5.32
--------------- ------------ ------------
      75           6.94         6.20
--------------- ------------ ------------
      80           8.41         7.51
--------------- ------------ ------------
      85           10.48        9.46
--------------- ------------ ------------
      90           13.38        12.39
-----------------------------------------





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
               GMIB OPTION D - JOINT AND SURVIVORSHIP LIFE ANNUITY

------------------------------------------------------------------------------------------
   FEMALE                                      MALE AGE
             -----------------------------------------------------------------------------
     AGE         60        65         70          75         80         85         90
------------------------------------------------------------------------------------------
     60        $3.84     $3.95      $4.04       $4.11      $4.16      $4.19      $4.21
------------------------------------------------------------------------------------------
     65         4.01      4.19       4.34        4.46       4.55       4.60       4.64
------------------------------------------------------------------------------------------
     70         4.17      4.42       4.66        4.87       5.03       5.14       5.22
------------------------------------------------------------------------------------------
     75         4.30      4.63       4.98        5.32       5.60       5.83       5.98
------------------------------------------------------------------------------------------
     80         4.40      4.80       5.27        5.77       6.25       6.67       6.98
------------------------------------------------------------------------------------------
     85         4.47      4.93       5.50        6.17       6.89       7.60       8.21
------------------------------------------------------------------------------------------
     90         4.51      5.01       5.66        6.47       7.44       8.50       9.55
------------------------------------------------------------------------------------------



      GMIB OPTION F - JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

------------------------------------------------------------------------------------------
   FEMALE                                      MALE AGE
             -----------------------------------------------------------------------------
     AGE         60        65         70          75         80         85         90
------------------------------------------------------------------------------------------
     60        $3.84     $3.95      $4.04       $4.11      $4.15      $4.18      $4.19
------------------------------------------------------------------------------------------
     65         4.01      4.18       4.33        4.45       4.53       4.58       4.61
------------------------------------------------------------------------------------------
     70         4.16      4.41       4.65        4.85       5.00       5.10       5.15
------------------------------------------------------------------------------------------
     75         4.29      4.62       4.96        5.28       5.54       5.73       5.85
------------------------------------------------------------------------------------------
     80         4.39      4.78       5.23        5.70       6.12       6.46       6.67
------------------------------------------------------------------------------------------
     85         4.45      4.89       5.43        6.03       6.64       7.16       7.53
------------------------------------------------------------------------------------------
     90         4.48      4.96       5.55        6.25       6.99       7.68       8.21
------------------------------------------------------------------------------------------















                         PHL VARIABLE INSURANCE COMPANY

                                /s/ Dona D. Young

                     [PRESIDENT AND CHIEF EXECUTIVE OFFICER]










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